UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2021

Central Index Key Number of the issuing entity: 0001858289

Benchmark 2021-B26 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541502

Goldman Sachs Mortgage Company

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-226943-10	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed on May 27, 2021, as amended by the Current Report on Form 8-K/A, dated and filed on August 4, 2021, with respect to Benchmark 2021-B26 Mortgage Trust. The purpose of this amendment is to file that certain subservicing agreement, dated as of May 1, 2021 and attached hereto as Exhibit 99.16, between KeyBank National Association (“KeyBank”), as master servicer, and Berkadia Commercial Mortgage LLC (“Berkadia”), as subservicer, pursuant to which agreement KeyBank has appointed Berkadia as a subservicer with respect to two (2) mortgage loans as identified in the Prospectus dated May 14, 2021 and filed with the Securities and Exchange Commission on May 27, 2021. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits:

99.16	Subservicing Agreement, dated as of May 1, 2021, between KeyBank National Association, as master servicer, and Berkadia Commercial Mortgage LLC, as subservicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

Dated: December 2, 2021